Exhibit 23.1



                  INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Walden Residential Properties, Inc. on Form S-8 of our report dated March 25, 1998, appearing in the Annual Report on Form 10-K of Walden Residential Properties, Inc. for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP
-------------------------

DELOITTE & TOUCHE LLP

Dallas, Texas
March 31, 1998